Exhibit 99.1

VICI PROPERTIES INC. LAUNCHES INITIAL REGISTERED PUBLIC OFFERING

LAS VEGAS, NEVADA - January 22, 2018 – VICI Properties Inc. (“VICI Properties” or the “Company”) today announced the launch of its initial registered public offering of 50,000,000 shares of common stock. The initial public offering price is expected to be between $19.00 and $21.00 per share. In addition, the Company granted to the underwriters a 30-day overallotment option to purchase up to an additional 7,500,000 shares of common stock. The common stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol “VICI”.

VICI Properties expects to use the net proceeds of the offering to pay down the indebtedness outstanding under its revolving credit facility, redeem a portion of its 8.0% second-priority senior secured notes due 2023, repay a portion of the indebtedness outstanding under its term loan B facility and pay related fees and expenses; the remainder, if any, of the net proceeds will be used for general business purposes.

Morgan Stanley, Goldman Sachs & Co. LLC and BofA Merrill Lynch are acting as joint book-running managers and as representatives of the underwriters for the proposed offering. Barclays, Citigroup and Deutsche Bank Securities are serving as bookrunners. Credit Suisse, UBS Investment Bank, Stifel, Citizens Capital Markets, Wells Fargo Securities, Nomura and Union Gaming are acting as co-managers for the offering.

The offering is being made only by means of a preliminary prospectus dated January 22, 2018, a copy of which may be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); BofA Merrill Lynch, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001 (email: dg.prospectus_requests@baml.com); Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (888) 603-5847 or email: Barclaysprospectus@broadridge.com); Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (800) 831-9146); and Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, (telephone: (800) 503-4611 or email: prospectus.CPDG@db.com). A copy of the preliminary prospectus may also be obtained free of charge from the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VICI Properties

VICI Properties is an owner, acquirer and developer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio consists of 20 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Across more than 36 million square feet, our well-maintained properties are located in nine states, contain nearly 14,000 hotel rooms and feature over 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which seek to drive consumer loyalty and value through superior services, experiences, products and continuous innovation. VICI Properties also owns four championship golf courses and approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties intends to establish itself as a leading REIT, creating long term total returns for its stockholders through the payment of consistent cash distributions and the growth of its cash flow and asset base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, prospects, results of operations and financial position are discussed in its preliminary prospectus dated January 22, 2018. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:

Investors@viciproperties.com

(725) 201-6415

Or

ICR

Jacques Cornet

Jacques.Cornet@icrinc.com

Media Contacts:

PR@viciproperties.com

(725) 201-6414

Or

ICR

Phil Denning and Jason Chudoba

Phil.Denning@icrinc.com, (646) 277-1258

Jason.Chudoba@icrinc.com, (646) 277-1249